CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated June 28, 2017, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to the financial statements of Vitality Biopharma, Inc. as of March 31, 2017 and 2016, and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Weinberg & Company, P.A.
Los Angeles, California
January 19, 2018